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                                                                       EXHIBIT 5


          [HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON LETTERHEAD]

                                January 21, 2000

Board of Directors
MPSI Systems Inc.
4343 South 118th East Avenue
Tulsa, Oklahoma 74146

Gentlemen:

         We have acted as counsel to MPSI Systems Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 250,000 shares of the Company's Common Stock, par value $0.05 per Share (the "Common Stock"), to be offered pursuant to the 1998 Stock Plan of the Company (the "Plan").

         In connection with rendering this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.






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MPSI Systems Inc.
January 21, 2000
Page 2

         Based upon the foregoing, it is our opinion that:

         1. The shares of Common Stock being so registered have been duly authorized by the Company.

         2. The shares of Common Stock to be offered by the Company will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued, fully paid and non-assessable.

         Our opinion expressed above is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC thereunder.

                                              Very Truly Yours,

                                              /s/ HALL, ESTILL, HARDWICK, GABLE,
                                                  GOLDEN & NELSON, P.C.

                                              HALL, ESTILL, HARDWICK, GABLE,
                                              GOLDEN & NELSON, P.C.